UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2010

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN (Address of principal executive offices)	55344 (Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     Digital River, Inc. (“Digital River”) and Microsoft Corporation (“Microsoft”) have entered into, in the ordinary course of business, the Second Omnibus Amendment to the Microsoft Operations Digital Distribution Agreement (the “Second Omnibus Amendment”). The Second Omnibus Amendment extends the term of Microsoft Operations Digital Distribution Agreement through October 31, 2013. On August 30, 2010, Digital River and Microsoft entered into the Microsoft Store USA SOW whereby Digital River will build, host and manage Microsoft® Store, an e-commerce store that supports the sale and fulfillment of Microsoft and third party software as well as consumer electronics products to customers in the United States. The Second Omnibus Amendment contemplates Digital River providing e-commerce hosting and payment processing services in connection with Microsoft Store in addition to Digital River maintaining its role as a reseller of Microsoft products via Digital River’s existing online stores. Currently, Digital River is providing e-commerce services, ranging from transaction and payment processing, to e-marketing, digital downloads, fraud prevention and multi-lingual customer support in support of some of the popular Microsoft software titles, including Microsoft© Office. The global arrangement incorporates digital fulfillment across multiple geographies, including North America, Asia, Europe and Latin America.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.
Date: September 1, 2010	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer